Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE ACQUIRES 51% OF BOLTON CONDUCTIVE SYSTEMS
•	Acquisition will further Stoneridge’s growth in the military channel
•	Option to purchase remaining 49% in 2013
•	Credit facility amended to facilitate purchase

WARREN, Ohio – October 13, 2009 – Stoneridge, Inc. (NYSE: SRI) announced today that it has signed an agreement to acquire a 51% equity interest in Bolton Conductive Systems LLC (BCS), an electrical system supplier based in Walled Lake, Michigan, for initial consideration of $5,865,000 and depending on BCS’s performance in 2010, 2011 and 2012, additional consideration payments in 2011, 2012 and 2013.

Subject to the customary closing conditions, Stoneridge acquired a 51% equity interest in BCS and will have the option to purchase the balance of BCS in 2013.  BCS designs and manufactures a wide variety of electrical solutions for the military, automotive, and marine and specialty vehicle markets. Bolton Conductive Systems has been focusing its resources on designing, manufacturing and selling to Oshkosh, Force Protection, General Dynamics, AM General and BAE in the military market which will complement Stoneridge’s efforts at Navistar.

“BCS has strong products and relationships and represents an opportunity for Stoneridge to immediately expand our presence in the military channel, which we believe has excellent strategic growth potential and is a good long-term complement to our existing business,” said John C. Corey, president and chief executive officer of Stoneridge.  “We expect to achieve synergies from purchasing and manufacturing for wiring, instrumentation and gauges derived from our scale and capabilities.  In addition we will expand Stoneridge’s product offering in the military channel and draw on BCS’s strengths from its contacts in the industry.”

“By becoming part of Stoneridge’s outstanding global organization, we will be able to expand our capabilities and serve our customers better,” said William Bolton, president and founder of BCS.  “We believe this combination is a good fit and will contribute to the profitable growth of both operations.”  Mr. Bolton will remain BCS’s president and chief executive officer through 2013.

Stoneridge also announced that it has amended its asset-based credit facility.  The amendments will enable Stoneridge to acquire the 51% equity interest and option to buy the remaining 49% of BCS in 2013.  In addition Stoneridge has modified the asset-based credit facility to allow certain foreign subsidiaries to become non-borrowers under the credit agreement and permit certain internal transactions that will facilitate the implementation of a more efficient European cash management structure.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, medium- and heavy-duty truck, agricultural and off-highway vehicle markets.  Additional information about Stoneridge can be found at www.stoneridge.com.

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Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release.  Factors that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer; a significant change in automotive, medium- and heavy-duty truck or agricultural and off-highway vehicle production; disruption in the OEM supply chain due to bankruptcies; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; customer acceptance of new products; and the failure to achieve successful integration of any acquired company or business.  In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release.  The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.  Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance
330/856-2443

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